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                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated August 1, 2000, and to all references to our Firm included in or made a part of this Registration Statement No. 333-31032.

                                        /s/ Goldenberg Rosenthal, LLP

Jenkintown, Pennsylvania
August 2, 2000